AGREEMENT

THIS AGREEMENT (the "Agreement") is entered into effective as of the 30"' day of March, 2005 (the "Effective Date") by and between OXFORD MEDIA, INC., a Nevada corporation _______  ______________  , a _______________ ("OXMI"); and, J. RICHARD SHAFER, an individual residing in the State of California ("Shafer). OXMI and Shafer are sometimes referred to collectively herein as the "Parties", and each individually as a “Party”.

1.      RECITALS:

WHEREAS, Shafer is an employee of OXMI, having recently entered into an Executive Employment Agreement dated 20 March 2006 (the "Employment Agreement").

WHEREAS, the Parties recognize and acknowledge that the execution of this Agreement is an integral element of Shafer's continued employment with OXMI.

WHEREAS, as additional consideration for entering into the Employment Agreement, which the Parties would not have entered into if the Parties were unwilling to execute this Agreement, the Parties have agreed to execute this Agreement.

WHEREAS, the Parties recognize that upon execution this Agreement will represent a legally enforceable contract by and between the Parties.

NOW, THEREFORE, in consideration of the promises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

2.      CONVERTIBLE NOTE: In regard to that certain convertible note (the "Convertible Note") of OXMI in favor of Shafer dated 30 September 24004 in the original principal amount of Four Hundred Twenty Thousand Dollars ($420,000), the Parties hereby agree as follows:

(a)  OXMI will pay to Shafer, as soon as practicable after 31 March 2006, the sum of Sixteen Thousand Eight Hundred Dollars ($16,800) as the final interest payment on the Convertible Note through 31 March 2006.

(b)  Shafer will exercise the conversion right under the Convertible Note for the entire amount of the Convertible Note at the same time at which OXMI closes on a financing round of at least Five Million Dollars ($5,000,000).

(c)  The conversion under subparagraph (b), above, shall be effected at a price of $2.00 per share.

3.       SHARES UNDER DISCRETIONARY CONTROL: In regard to that certain block of 100,000shares of OXMI common stock (the "OXMI Shares") under the discretionary control of Shafer, the Parties agree that as soon as practicable, OXMI shall amend its books and records and issue share certificate for the OXMI Shares as follows:

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(a)  35,000 shares to J Serra High School;

(b)  35,000 shares to St Mary's School; and

(c)  30,000 shares to The Shafer Family Trust.

3.      BONUS STRUTURE: The Parties agree to negotiate in good faith and to endeavor to put in place a bonus structure for Shafer within 60-days of the Effective Date.

4.      ADDITIONAL PROVISIONS:

a.  Except as expressly provided in this Agreement, each and all of the covenants, terms, provisions, conditions and agreements herein contained shall be binding upon and shall inure to the benefit of the successors and assigns of the Parties hereto.

b.  The Parties hereto agree to execute, if necessary, any and all documents, amendments, notices and certificates which may be necessary or convenient to further their intent hereunder.

c.  This Agreement may be amended or modified only by a writing signed by all Parties.

d.  The Parties shall use and exercise their best efforts, taking all reasonable, ordinary and necessary measures to ensure an orderly and smooth relationship under this Agreement, and further agree to work together and negotiate in good faith to resolve any differences or problems which may arise in the future.

e.  This Agreement shall be governed by the laws of the State of Tennessee, without giving effect to any choice or conflict of law provision or rule (whether of the State of Tennessee or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Tennessee.

5.      EXECUTION: This Agreement may be executed in any number of original, fax, electronic, or copied counterparts, and all counterparts shall be considered together as one agreement. A faxed, electronic, or copied counterpart shall have the same force and effect as an original signed counterpart. Each of the Parties hereby expressly forever waives any and all rights to raise the use of a fax machine or E-Mail to deliver a signature, or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a fax machine or E-Mail, as a defense to the formation of a contract.

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IN WITNESS WHEREOF, this AGREEMENT has been duly executed by the Parties in Irvine, California, and shall be effective as of and on the Effective Date set forth above. Each of the undersigned Parties hereby represents and warrants that it (i) has the requisite power and authority to enter into and carry out the terms and conditions of this Agreement, as well as all transactions contemplated hereunder; and, (ii) it is duly authorized and empowered to execute and deliver this Agreement.

OXMI:	SHAFER:

OXFORD MEDIA, INC., a Nevada corporation

DATED : 3-30-06

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